Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

Justine Stone

Investor Relations

Tel: +1- 212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Announces Closing of Public Offering of its Common Stock

WINDSOR, CONNECTICUT – June 24, 2015 – SS&C Technologies Holdings, Inc. (the “Company” or “SS&C”) (NASDAQ: SSNC) today announced the closing of its public offering of 12,075,000 shares of its common stock, which included 1,575,000 shares of common stock sold pursuant to the underwriters’ option to purchase additional shares, at a public offering price of $61.50 per share. All of the shares in the offering are to be sold by SS&C.

The Company intends to use a portion of the net proceeds, together with the proceeds from debt financing transactions, to finance its pending acquisition of Advent Software, Inc. (“Advent”) and to use the remaining net proceeds for general corporate purposes. If the acquisition of Advent is not consummated for any reason, the Company will use all of the net proceeds from the offering for general corporate purposes.

Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC acted as joint book-running managers for the offering. Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC acted as co-managers.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this news release relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005 or by email at prospectus.cpdg@db.com or by telephone at (800) 503-4611; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or telephone: 1-800- 221-1037, or email: newyork.prospectus@credit-suisse.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements contained herein that are not statements of historical fact are forward-looking statements, including, without limitation, statements regarding future financial performance, funding requirements and liquidity; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, competitive strengths or market position, acquisitions and related synergies; growth, declines and other trends in markets we sell into; the anticipated impact of adopting new accounting pronouncements; the anticipated outcome of outstanding claims, legal proceedings, tax audits and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic conditions; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those envisaged by such forward-looking statements. The factors discussed under “Item 1A. Risk Factors” included in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. You should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call or other communication in which they are made. We expressly disclaim any obligation to update our forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. More than 7,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services.

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